Corporate Capital Trust 8-K

Exhibit 99.1

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel 407.650.1000 800.522.3863 www.CorporateCapitalTrust.com

July 10, 2017	Investor Inquiries: P.O. Box 219001 Kansas City, Missouri 64121-9001 toll-free 866.650.0650

Dear Shareholder,

We are writing today with important information about your investment in Corporate Capital Trust. As you know, we filed a definitive proxy statement on May 25, 2017. This proxy contains a number of proposals that, if adopted, will effectively position the company to pursue a listing of its shares of common stock on a national securities exchange.

As part of the preparation for listing, our board anticipates making several changes that will impact you as a shareholder to better position the company for listing. In this letter, we outline further details of our expected timeline for the listing, a restructuring of the ongoing distribution rate, the ending of the share repurchase program and a future suspension of the distribution reinvestment plan. The company expects to issue a special distribution in two separate payments to supplement the new distribution rate.

Listing Timeline

While the company has communicated that an expected listing could occur within the next 12 months from the date of the company’s proxy, the company is now planning and taking key steps to execute a listing shortly after receipt of shareholder approvals for the proposals described in the company’s proxy statement. While we are working hard to make a listing a reality on this expedited basis, there can be no assurance that it will occur within the expected timeframe or at all, and a final listing decision is always subject to market conditions and the decision of the board of directors.

Ongoing & Special Distributions

To best position the company for success as a listed company and to maximize trading value upon listing, we are making several financial adjustments as part of the transition. On July 7, the board of directors fixed an annualized distribution rate of $0.715 per share, down from $0.805. The restructuring of the ongoing distribution rate is expected to more closely align the company to its listed peers in certain metrics closely tracked in the publicly listed space, which we anticipate should better position Corporate Capital Trust for post-listing success.

As part of the restructuring, the company currently expects that two additional special distributions, totaling $0.090 per share will be declared and paid to shareholders in the future, subject to the discretion of the board. We expect the first special distribution of $0.045 per share will be paid on or around December 31, 2017 and the second distribution of $0.045 per share will be paid within six months following the listing. Please remember that the payment of any ordinary or special cash distributions from the company remains subject to the discretion of the board and there can be no assurance as to any future distributions. Finally, we expect that, following the listing, Corporate Capital Trust will move from monthly to quarterly distribution payment dates.

Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

Share Repurchase Program and Listing-Related Tender Offer

Over the course of the last five years, the company has consistently provided quarterly liquidity via its share repurchase program for shareholders who desired to exit their investment. However, in preparation for the listing, we anticipate that, at the discretion of the board, the company’s existing share repurchase program will end upon completion of the regular quarterly tender offer scheduled to commence in July. We expect that the July tender offer will be the final opportunity for shareholders to exit their investment in the company prior to the listing. To enhance the supply of liquidity upon listing, however, the company expects to conduct a sizeable tender offer to shareholders in the period immediately following the date of listing. You will be notified of the tender offer by us and provided appropriate documentation in advance of that event.

Distribution Reinvestment Plan

Approximately 50 percent of the distributions we make to our shareholders have historically been reinvested into the company through our distribution reinvestment plan. It is expected that certain amendments or modifications to the existing plan will be required as a publicly-listed company. To facilitate these changes, we expect to either terminate or suspend the current plan in the period immediately prior to listing. While we expect to implement a new or amended plan following the listing, we will notify you of any changes if or when the board of directors makes its final determination.

Looking Ahead

I appreciate you taking the time to read this important letter, and while I know these changes are comprehensive, they are all being done to optimally position the company in anticipation of a listing. We continue to be excited for the future of Corporate Capital Trust. With your support, once listed, we expect that the company will be the third-largest publicly-traded business development company in the country, and we expect that the listing will open new opportunities for growth into the future. If you have not yet submitted your proxy, I encourage to you to vote as soon as possible. Voting your shares early will help us reduce expenses related to the proxy solicitation and may facilitate an earlier date of listing.

In the meantime, if you have any questions, please contact your financial advisor or CNL Client Services at 866-650-0650, option 3 and then option 0.

Sincerely,

  Chirag J. Bhavsar

Chief Operating Officer and Chief Financial Officer

Cc: Financial Advisors

Additional Information and Where to Find It

In connection with the matters described in this communication, the company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. The company has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

The information under the heading “Share Repurchase Program and Listing-Related Tender Offer” is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the company. Each tender offer referred to therein will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”). The full details of each tender offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Materials, which the company will distribute to shareholders and file with the SEC upon the commencement of each tender offer. Shareholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of each tender offer. The Tender Materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the company at 450S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders with respect to the matters described in this communication. Information about the company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC.

Forward Looking Statements

The information in this communication may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the company’s expectations include those disclosed in the company’s filings with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.